Exhibit 10.1(a)

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of May 24, 1993, as amended and restated through February 22, 2000, by and between CenturyTel, Inc., a Louisiana corporation (the "Company"), and Clarke M. Williams ("Executive").

                                   WITNESSETH:

         WHEREAS, as of May 24, 1993, the Company and Executive entered into an employment agreement providing benefits on terms and conditions substantially similar to those set forth herein (the "Original Agreement");

         WHEREAS, the Company and Executive amended the Original Agreement by an
instrument   dated  February  27,  1996  to  provide   Executive  with  benefits
substantially similar to those set forth in Section 5.05(b) hereof;

         WHEREAS, the Company and Executive desire to further modify the Original Agreement (as amended on February 27, 1996) to more closely align the severance benefits afforded to Executive hereunder to those afforded to other executive officers of the Company on the date hereof;

         WHEREAS, the Company considers the continued services of Executive to be in the best interests of the Company and its shareholders and desires to assure the continued services and undivided loyalty of Executive on behalf of the Company on an objective and impartial basis, free from personal distraction, in the event of an attempt to obtain control of the Company;

         WHEREAS, in consideration of the covenants of the Company contained herein, Executive is willing to remain in the employ of the Company upon the terms and conditions specified below; and

         WHEREAS, in order to induce Executive to remain in the employ of the Company, this Agreement sets forth the compensation and benefits payable to Executive, including the severance benefits that the Company agrees will be provided to Executive if Executive's employment with the Company is terminated;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. POSITION, DUTIES AND PLACE OF PERFORMANCE

         1.1 Employment as Chairman of the Board. Subject to the terms and conditions of this Agreement and applicable law, the Company hereby agrees to continue to employ Executive, and Executive agrees to continue to serve, as the Chairman of the Board of Directors of the Company during the term of this Agreement. Executive shall report to and be subject to the supervision of the Company's Board of Directors (the "Board"), and his powers, authority and duties shall be governed by the Company's Bylaws.

         1.2 Duties. (a) Executive shall devote his full business time (with allowances for vacations and sick leave), attention and best efforts to the affairs of the Company, its subsidiaries and Affiliates (as defined in Section 7.02) during the term of this Agreement.

               (b) Notwithstanding paragraph (a) above, the Company acknow-ledges that Executive may, subject to his obligations under Section 1.03 hereof, serve as a director of other corporations and entities and may engage in other activities to the extent that they do not inhibit the performance of his duties hereunder, or conflict with the business of the Company, its subsidiaries or Affiliates.

         1.3 Outside Directorships. Executive has reviewed with the Board his directorships and any other positions held by him in business organizations that are not affiliated with the Company, and has received the Board's approval for his continuance in such capacities unless the Board should later determine in a particular case that there has arisen a potential conflict with the Company's best interests. Prior to serving any other unaffiliated business organization, Executive shall obtain the Board's approval. Nonbusiness activities, such as service on the boards or for the benefit of educational, religious or other similar institutions, need not be reviewed or approved by the Board.

         1.4 Place of Performance. In connection with Executive's employment by the Company, Executive shall be based at the principal executive offices of the Company in Monroe, Louisiana, except for required travel relating to the Company's business to an extent substantially consistent with Executive's prior business travel practices.

         1.5 Other Offices; Indemnification. While employed by the Company, Executive agrees to serve, without additional compensation, if elected or appointed thereto, as a director or executive officer of any of the Company's subsidiaries, provided that Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by (i) the Indemnification Agreement, dated May 16, 1988, by and between the Company and Executive (the "Indemnification Agreement"), (ii) the Company's Bylaws or
(iii) otherwise.

                                    2. TERM

         Unless  Executive's  employment  is terminated at an earlier date under
Section 4 or 5, this Agreement shall continue in full force and effect through December 31, 2000 and from year to year thereafter subject to the right of Executive or the Company to terminate this Agreement as of such date or any subsequent December 31 by written notice given to the other party at least 60 days prior to such termination date. Termination of this Agreement by either party in accordance with the preceding sentence shall not require a statement of the reason therefor. All provisions herein governing the parties' rights and obligations upon the termination of Executive's employment shall survive the termination of this Agreement.

                      3. COMPENSATION AND RELATED MATTERS

         In consideration of the services and duties to be performed by Executive during the term of this Agreement, the Company agrees to pay and provide for Executive the compensation and benefits described below:

         3.1 Salary. The Company shall pay to Executive a salary at a rate of not less than $707,616 per annum in equal biweekly installments. This salary may be increased from time to time by the Board, and, if so increased, shall not thereafter be decreased during the term of this Agreement. The salary payable to Executive hereunder as of any particular date shall hereinafter be referred to as the "Annual Base Salary."

         3.2   Expenses.   Executive   shall  be  entitled  to  receive  prompt
reimbursement for all reasonable expenses incurred by Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the Company's policies and procedures then in effect.

         3.3 Other Benefits. (a) Executive shall be entitled to participate in any employee benefit plans or arrangements the Company makes available now or in the future to its employees, generally, or to any or all of its executive officers, specifically, on the same basis and subject to the same requirements and limitations that are or may be made applicable to other executive officers, including, without limitation, the Company's Stock Bonus Plan, Employee Stock Ownership Plan, Dollars & Sense Plan, Retirement Plan, Supplemental Retirement Plan, Supplemental Executive Retirement Plan, 1983 Restricted Stock Plan, Chairman and Chief Executive Officer Short-Term Incentive Plan, 2000 Incentive Compensation Program, Supplemental Dollars & Sense Plan, Supplemental Defined
Contribution Plan, Supplemental Defined Benefit Plan, Salary Continuation (Disability) Plan for Officers, Supplemental Life Insurance Plan, and Medical Reimbursement Plan (and all successors to such plans), or any other pension and retirement plan or arrangement, stock option plan, stock bonus plan, stock ownership plan, incentive compensation plan, life insurance and health-and-accident plan or arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan, vacation plan or other welfare plan (collectively, the "Benefit Plans"). The Company shall not directly or indirectly make any changes in any Benefit Plan that would adversely affect Executive's rights or benefits thereunder, unless such changes do not result in a proportionately greater reduction in the rights of or benefits to Executive compared with any other executive officer of the Company.

               (b) Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable Benefit Plan, be prorated in accordance with the number of days in such calendar year during which he is so employed.

               (c) For each year during the term hereof, the Company shall make available to Executive without charge, for his personal convenience, use of Company aircraft for no fewer than the number of hours per annum to which he has typically used the Company aircraft in prior years or such greater number of hours as may be approved by the Board.

         3.4 Vacation. Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan. Executive shall also be entitled to all paid holidays the Company confers upon its executives.

         3.5 Facilities; Secretarial Assistance. The Company shall furnish Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties.

                          4. TERMINATION OF EMPLOYMENT

         4.1   Death.  Executive's employment shall terminate upon his death.

         4.2 Disability. If a duly qualified physician chosen by the Company and reasonably acceptable to Executive or his legal representatives certifies in writing that Executive is incapable of discharging the essential functions of his job as the Chairman of the Board of Directors for a period of 120 consecutive days because of physical or mental impairment, then Executive shall be deemed disabled and the Company shall have the continuing right and option during the period such disability continues to terminate Executive's employment by providing Executive with a Notice of Termination as contemplated by Section
4.05. Any such termination shall become effective 30 days after such Notice of Temptation is given, unless within such 30-day period the physician referred to above certifies in writing that Executive is no longer impaired and is capable of discharging the essential functions of his job.

         4.3 With or Without Cause. (a) The Company may terminate Executive's employment with or without Cause. For purposes of this Agreement, the Company shall have "Cause" for (i) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's disability as specified in Section 4.02) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Executive has not substantially performed his duties, (ii) the conviction of a felony or (iii) the adoption by the Company's shareholders at any time prior to a Change of Control of the Company (as defined in Section 4.04(c)) of any resolution removing Executive from the Board or failing to re-elect Executive to the Board during the term of this Agreement (unless such action is preceded by any act of the Board described in Section 4.04(b)(i)).

               (b) For purposes of this Section 4.03, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that his action or omission was in the best interests of the Company. Any act, or failure to act, by Executive that is based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, Executive may not be terminated for Cause without delivery to Executive of a Notice of Termination as contemplated by Section 4.05 setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under clause (i), (ii) or (iii) of Section 4.03(a), provided, however, that if clause (i) above forms the basis for such termination, (A) the Company must have delivered to Executive a demand for substantial performance in accordance with clause (i) of Section 4.03(a), (B) the Notice of Termination must be preceded by written notice to Executive (1) specifically identifying the manner in which the Company believes Executive has not substantially performed his duties after the Company's demand for substantial performance and (2) providing an opportunity for Executive, together with his counsel, to be heard before the Board, and (C) the Company must have delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three- quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in clause (i) of Section 4.03(a).

               (c) No action or inaction shall be deemed the basis for Cause unless Executive is terminated therefor within 120 days after such action or omission is known to the Chief Executive Officer of the Company.

               (d) In the event that the existence of Cause shall become an issue in any action or proceeding between the Company and Executive, the Company shall, notwithstanding the finding of the Board referenced above, have the burden of establishing that the actions or inactions deemed the basis for Cause did in fact occur and do constitute Cause and that the Company has satisfied the procedural requirements of this Section 4.03. The satisfaction of the Company's burden shall require clear and convincing evidence. Any purported termination of employment of Executive by the Company which does not meet each and every substantive and procedural requirement of this Section 4.03 shall be treated for all purposes under this Agreement as a termination of employment without Cause.

         4.4 Termination by Executive. (a) Executive may terminate his employment at any time for any reason, including (i) for Good Reason (as defined below) or (ii) in the event of a Change of Control of the Company (as defined below).

               (b)   For purposes of this Agreement, "Good Reason" shall mean:

                     (i) the adoption by the Board of any resolution during the term of this Agreement (A) removing Executive from the position of Chairman of the Board of Directors of failing to re-elect Executive to such position or (B) removing Executive as a member of the Board, convening a shareholder meeting for such purpose or failing to make Executiv as a nominee or proposed nominee for re-election to the Board upon expiration of his designated term, except in both cases in connection with a termination by the Company of Executive's employment in accordance with the terms and conditions of Section 4.01, 4.02 or 4.03;

                     (ii) a diminution in Executive's duties, responsibilities or position in the management of the Company and its subsidiaries, including, without limitation,(A) the assignment to Executive of duties or responsibilities that are inconsistent with Executive's position as Chairman of the Board of Directors of the Company, (B) the demotion of Executive, or (C) the failure of the Company to perform its obligations under Section 3.05, which failure continues for a period of 10 days after Executive gives the Company notice thereof;

                     (iii) the failure by the Company to pay to  Executive
                any installment of his Annual Base Salary or to pay any other amounts owed under this Agreement, which failure continues for a period of 10 days after Executive gives the Company notice thereof;

                     (iv) the failure by the Company to provide the benefits specified in Section 3.03, unless comparable benefits or compensation are provided in lieu thereof;

                     (v) any directive requiring Executive to be based anywhere other than Monroe, Louisiana, except for required travel in the ordinary course of the Company's business and consistent with past practices;

                     (vi) the failure by the Company to obtain the assumption of its obligations under this Agreement by any successor or assign as contemplated by Section 6.01; or

                     (vii) a failure by the Company to comply with Section
                1.02(b), Section 1.03, or any other material provision of this Agreement, which failure continues for a period of 10 days after Executive gives the Company notice thereof.

               (c) For purposes of this Agreement, a "Change of Control" of the Company shall mean:

                     (i)   the  acquisition  by any  Person  (as  defined in
                Section 7.02) of Beneficial Ownership (as defined in Section 7.02) of 30% or more of the outstanding shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), or 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change of Control:

                           (A) any acquisition (other than a Business Combination which constitutes a Change of Control under Section 4.04(c)(iii) hereof) of Common Stock directly from the Company,

                           (B) any acquisition of Common Stock by the Company or its subsidiaries,

                           (C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or
                     maintained   by  the   Company  or  any   corporation
                     controlled by the Company, or

                           (D) any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 4.04(c)(iii) hereof; or

                     (ii) individuals who, as of February 22, 2000,constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

                     (iii) consummation  of  a   reorganization,   share
                exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination,

                           (A)   the individuals  and  entities who were
                       the Beneficial Owners of the Company's outstanding common stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 7.02), and


                            (B) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                            (C)  at least a majority of the  members of
                       the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                      (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         4.5 Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to Section 4.01) shall be communicated by written Notice of Termination delivered to the other party hereto as provided in Section 7.03. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Except as expressly set forth in Section 4.03, the failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause, Disability or Good Reason shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

         4.6 Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death; (ii) if Executive's employment is terminated pursuant to Section 4.02, 30 days after Notice of Termination is given (unless, as provided in Section 4.02, Executive is certified to have successfully resumed performing his duties on a full-time basis during such 30-day period) and (iii) if Executive's employment is terminated pursuant to Sections 4.03 or 4.04, the date specified in the Notice of Termination (which shall not be more than 30 days after the date such notice is given); provided that if, within 30 days after any Notice of Termination is given, a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final and nonappealable judgment, order or decree of a court of competent jurisdiction.

             5. COMPENSATION UPON TERMINATION OR DURING DISABILITY

         5.1 Death. If Executive's employment is terminated by his death, in addition to all other death benefits provided by the Company, the Company shall pay to Executive's spouse or, if he leaves no spouse, to his estate, in a lump sum in cash within 30 days of the Date of Termination the sum of the pro rata amount of Executive's Annual Base Salary earned through the Date of Termination to the extent due but not paid and any compensation previously deferred by Executive (together with any accrued interest thereon) and any accrued vacation pay, in each case to the extent not previously paid (collectively, "Accrued Obligations"). The Company shall also timely pay or provide to such person any other amounts or compensation required to be furnished to Executive under any Benefit Plan ("Other Benefits").

         5.2 Disability. During any period that Executive is deemed to be disabled under Section 4.02 ("disability period"), Executive shall continue to receive his full Annual Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 4.02, provided that payments so made to Executive shall be reduced by the sum of the amounts, if any, payable to Executive under disability benefit plans of the Company. Upon termination of Executive's employment under Section 4.02, the Company shall pay to Executive in a lump sum in cash within 30 days of the Date of Termination all Accrued Obligations and shall timely furnish to Executive all Other Benefits.

         5.3 Terminations for Cause or Resignations Without Good Reason. If Executive's employment shall be terminated for Cause by the Company, or voluntarily terminated by Executive other than for Good Reason, this Agreement shall terminate without further obligation to Executive other than for Accrued Obligations, which shall be paid in a lump sum in cash within 30 days of the Date of Termination, and for Other Benefits, which the Company shall timely furnish to Executive.

         5.4 Terminations other than Death, Disability or Cause; Good Reason; Change of Control. If during the term of this Agreement (i) the Company or any of its Affiliates shall terminate Executive's employment, other than for death, disability or Cause, or (ii) Executive shall terminate his employment for Good Reason or following a Change in Control of the Company, then, subject to Section 5.05(b),

               (a) the Company shall pay to Executive in a lump sum in cash within five business days of the Date of Termination an amount equal to three times the sum of (i) the Executive's Annual Base Salary, plus (ii) the greater of (x) the average of the annual bonuses paid or to be paid to Executive with respect to the immediately preceding three fiscal years or (y) the target bonus (cash and stock) for which Executive is eligible for the fiscal year in which the Date of Termination occurs, assuming achievement at the target level of the objective performance goals established with respect to such bonus and achievement of 100% of any subjective performance goals or criteria otherwise applicable with respect to such bonus; provided, however, that, if Executive has in effect a deferral election with respect to any percentage of the annual bonus which would otherwise become payable with respect to the fiscal year in which termination occurs, such lump sum payment shall be reduced by an amount equal to such percentage times the bonus component of the lump sum payment (which reduction amount shall be deferred in accordance with such election);

               (b) the Company shall pay to Executive in a lump sum in cash within five business days of the Date of Termination an amount calculated by multiplying the annual bonus that Executive would have earned with respect to the entire fiscal year in which termination occurs, assuming achievement at the target level of the objective performance goals established with respect to such bonus and achievement of 100% of any subjective performance goals or criteria otherwise applicable with respect to such bonus, by the fraction obtained by dividing the number of days in such year through the Date of Termination by 365; provided, however, that, if Executive has in effect a deferral election with respect to any percentage of the annual bonus which would otherwise become payable with respect to the fiscal year in which termination occurs, such lump sum payment shall be reduced by an amount equal to such percentage times the lump sum payment (which reduction amount shall be deferred in accordance with such election);

               (c) if, at the Date of Termination, the Company shall not yet have paid to Executive (or deferred in accordance with any effective deferral election by Executive) an annual bonus with respect to a fully completed fiscal year, the Company shall pay to Executive in a lump sum in cash within five business days of the Date of Termination an amount determined as follows: (i) if the Board (acting directly or indirectly through any committee or subcommittee) shall have already determined the amount of such annual bonus, such amount shall be paid, and (ii) if the Board shall not have already determined the amount of such annual bonus, the amount shall be equal to the annual bonus that Executive would have earned with respect to such completed fiscal year, based solely upon the actual level of achievement of the objective performance goals established with respect to such bonus and assuming the achievement of 100% of any subjective performance goals or criteria otherwise applicable with respect to such bonus; provided, however, that, if Executive has in effect a deferral election with respect to any percentage of the annual bonus which would otherwise become payable with respect to such completed fiscal year, such lump sum payment shall be reduced by an amount equal to such percentage times the lump sum payment (which reduction amount shall be deferred in accordance with such election); provided, further, that any payment under this paragraph (c) (or any payment under any other provision of this Agreement calculated by reference to prior or target bonus amounts) shall be payable notwithstanding any provision to the contrary set forth in any bonus plan or program of the Company;

               (d) for a period of three years following the Date of Termination, or such longer period as may be provided by the terms of the appropriate Benefit Plan (the "Continuation Period"), the Company shall at its expense maintain and administer for the continued benefit of Executive all Benefit Plans in which Executive was entitled to participate as an employee of the Company at any time during the one-year period prior to the Date of Termination, provided that Executive's continued participation is possible under the general terms and provisions of such plans and all applicable laws. The coverage and benefits (including deductibles and costs) provided under any such Benefit Plan in accordance with this Section 5.04(d) during the Continuation Period shall be no less favorable to Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during the one-year period prior to the Date of Termination; provided, however, in the event of the disability of Executive during the Continuation Period, disability benefits shall, to the maximum extent possible, not be paid for the Continuation Period but shall instead commence immediately following the end of the Continuation Period. If Executive's participation in any such Benefit Plan is barred or any such Benefit Plan is terminated, the Company shall arrange to provide Executive with compensation or benefits substantially similar or comparable in value to those Executive would otherwise have been entitled to receive under such plans. At the end of the Continuation Period, Executive shall have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company that relates specifically to Executive. To the maximum extent permitted by law, Executive will be eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") at the end of the Continuation Period or earlier cessation of the Company's obligation under the foregoing provisions of this
Section 5.04(d) (or, if Executive shall not be so eligible for any reason, the Company will provide equivalent coverage);

               (e) for a period of one year following the Date of Termination, the Company shall make available to Executive without charge, for his personal convenience, use of Company aircraft or aircraft of a comparable make and model as used by the Company on the Date of Termination for that number of annual flight hours permitted to Executive immediately prior to such date;

               (f)   upon Executive's written request,  the Company at its cost
shall  provide  to  Executive  outplacement   assistance  by  a  reputable  firm
specializing in such services for the period beginning with the termination of employment and ending upon the lapse of the term of this Agreement;

               (g) the Company shall pay or provide to Executive all Accrued Obligations and Other Benefits; and

               (h) the Company shall discharge its obligations under all other applicable sections of this Agreement, including Sections 5.05(a), (b),
(c) and (d) and 7.16.

The payments and benefits provided in this Section 5.04, Section 5.05 and under all of the Company's employee benefit and compensation plans shall be without regard to any plan amendment made after any Change of Control that adversely affects in any manner the computation of payments and benefits due Executive under such plan or the time or manner of payment of such payments and benefits. After a Change of Control no discretionary power of the Board or any committee thereof shall be used in a way (and no ambiguity in any such plan shall be construed in a way) which adversely affects in any manner any right or benefit of Executive under any such plan. If Executive becomes entitled to receive benefits under this Section 5.04, the Company shall not be required to make any cash severance payment to Executive under any other severance or salary continuation policy, plan, agreement or arrangement in favor of other officers or employees of the Company or its Affiliates unless such other policy, plan, agreement or arrangement expressly provides to the contrary in a provision that specifically states that it is intended to override the limitation of this sentence.

         5.5   Other Change of Control Benefits.

               (a) Stock Options and Other Incentives. The foregoing benefits provided for in Section 5.04 or this Section 5.05 are intended to be in addition to the value or benefit of any stock options, restricted stock, performance shares or similar awards, the exercisability, vesting or payment of which is accelerated or otherwise enhanced upon a Change of Control pursuant to the terms of any stock option, incentive or other similar plan or agreement heretofore or hereafter adopted by the Company or the Post-Transaction Corporation; provided, however, that, upon any termination of Executive other than for Cause within three years following a Change of Control, all of Executive's then-outstanding vested stock options, whether granted before or during the term of this Agreement, shall remain exercisable until the later of the 190th day after the Date of Termination or the end of the exercise period provided for in the applicable option agreement or plan as then in effect, but in no event shall such exercise period continue after the date on which such options would have expired if Executive had remained an employee of the Company, the Post-Transaction Corporation or one of their respective Affiliates.

               (b) Excise Tax Payments. (i) Notwithstanding any other provisions of this Agreement, if a Change of Control occurs during the original or extended term of this Agreement, in the event that any payment or benefit received or to be received by Executive in connection with the Change of Control or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in the Change of Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including without limitation the payments and benefits under Sections 5.04, 5.05(a), (c) and (d) and 7.16 hereof, being hereinafter called "Payments") would be subject (in whole or in part) to an excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Executive at the time specified in clause (iv) below an additional amount (the "Gross-up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Payments and all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation any federal, state and local income or payroll tax and any Excise Tax, imposed upon the Gross-up Payment provided for by this clause (i), but before deduction of any federal, state and local income or payroll tax on the Payments, shall be equal to the Payments.

                     (ii) For purposes of determining whether any of the Payments and the Gross-up Payment (collectively, the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, except to the extent that in the opinion of tax counsel selected by the Company's independent auditors ("Auditors") and reasonably acceptable to Executive ("Tax Counsel") such Total Payments (in whole or in part) do not constitute "parachute payments", or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax and (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. The Auditors shall perform the calculations in conformance with the foregoing provisions and within 15 business days of the date that any Payments are made under this Agreement shall provide Executive with a detailed written statement setting forth the manner in which the Total Payments are calculated and the basis for such calculations, including without limitation any opinions or other advice the Company has received from Tax Counsel, the Auditors or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                      (iii) For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence in the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

                      (iv) The initial Gross-up Payment, if any, as determined pursuant to this Section 5.05(b), shall be paid to Executive within five days of the receipt of the Auditors' determination. If the Auditors determine that no Excise Tax is payable by Executive, the Company shall cause the Auditors to furnish Executive with an opinion that failure to report any Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty.

                      (v) If it is established pursuant to a final determination of a court or Internal Revenue Service proceeding or the written opinion of Tax Counsel that the Excise Tax is less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company within 30 days of Executive's receipt of notice of such final determination or opinion the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax, federal, state and local income tax and Excise Tax imposed on the portion of the Gross-up Payment being repaid by Executive if such repayment results in a reduction of Excise Tax or federal, state and local income tax), plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any federal, state and local tax authority, the payment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed the interest received or credited to Executive by such tax authority for the period that it held such portion. Executive and the Company shall endeavor to mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if Executive's claim for refund or credit is denied. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Tax Counsel that the Excise Tax exceeds the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess), as determined by the Auditors, within 30 days of the Company's receipt of notice of such final determination or opinion.

                      (vi)   In the event of any controversy with the Internal
Revenue Service (or other taxing authority) with regard to the Excise Tax, Executive shall permit the Company to control issues relating to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect Executive, but Executive shall control any other issues. In the event that the issues are interrelated, Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree, Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, Executive shall permit a representative of the Company to accompany Executive, and Executive and Executive's representative shall cooperate with the Company and its representative. The Company and Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Section 5.05(b).

                      (vii) The Company shall be responsible for all charges of the Tax Counsel and the Auditors.

                      (viii) Notwithstanding any other provision in this Agreement to the contrary, if it is determined by the Auditors that the gross-up provisions in this Section 5.05(b) as they relate to the accelerated vesting of nonqualified stock options or restricted stock issued by the Company would be the sole reason precluding the use by the Company of the pooling of interests method of accounting, then the tax gross-up provisions of this Section 5.05(b) shall not apply to such nonqualified stock options or restricted stock as the case may be, unless the Gross-up Payment can be altered, modified or delayed to allow it to be paid without precluding the use of the pooling of interest method of accounting. The Company will use its best efforts to alter, modify, or delay the payment so that the Gross-up Payment can be made.

               (c) Indemnification. If, in connection with any agreement related to a transaction that will result in a Change of Control of the Company, an undertaking is made to provide the Board with rights to indemnification from the Company (or from any other party to such agreement), Executive shall, by virtue of this Agreement, be entitled to the same rights to indemnification as are provided to the Board pursuant to such agreement. Otherwise, Executive shall be entitled to indemnification rights on terms no less favorable to Executive than those available under any Company indemnification agreements or the articles of incorporation, bylaws or resolutions of the Company at any time after the Change of Control to his peer employees of the Company. Such indemnification rights shall be with respect to all claims, actions, suits or proceedings to which Executive is or is threatened to be made a party that arise out of or are connected to his services at any time prior to the termination of his employment, without regard to whether such claims, actions, suits or proceedings are made, asserted or arise during or after the term of this Agreement.

               (d) Directors and Officers Insurance. If, in connection with any agreement related to a transaction that will result in a Change of Control of the Company, an undertaking is made to provide the Board with continued coverage following the Change of Control under one or more directors and officers liability insurance policies, then Executive shall, by virtue of this Agreement, be entitled to the same rights to continued coverage under such directors and officers liability insurance policies as are provided to the Board, and the Company shall take any steps necessary to give effect to this provision.

         5.6 Benefit Plans and Other Agreements. Except to the extent otherwise provided in the Other Agreements (defined below) and except to the extent expressly provided to the contrary in Section 5.05(a), the termination of this Agreement (either under Section 4 or 5 or upon expiration of the term of this Agreement under Section 2) shall not terminate, modify or otherwise affect any of Executive's rights arising under or in connection with any Benefit Plans, the Indemnification Agreement, or any other agreements or instruments issued or delivered in accordance with any Benefit Plans prior to or after the date hereof. The plans, agreements and other instruments referred to in this Section
5.06 are referred to collectively as the "Other Agreements."

         5.7 Set Off; No Mitigation. The obligations of the Company and its Affiliates to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its Affiliates may have against Executive or others. It is the intent of this Agreement that in no event shall Executive be obligated to seek other employment or take any other action to mitigate the amounts or benefits payable to Executive under any of the provisions of this Agreement.

         5.08 Certain Pre-Change-of-Control Terminations. Notwithstanding any other provision of this Agreement, Executive's employment shall be deemed to have been terminated by Executive following a Change of Control pursuant to
Section 5.04 (and Executive shall be entitled to receive all payments and benefits associated therewith) if the Agreement is terminated by the Company in accordance with Section 2 (whether or not a Change of Control actually occurs) and such termination (i) was at the request or direction of a third party who has taken steps designed to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control or (ii) occurred after discussions with a third party regarding a possible Change of Control transaction commenced and such discussions produced (whether before or after such termination) either a preliminary or definitive agreement with respect to such a transaction or a public announcement of the pending transaction (whether or not a Change of Control actually occurs). If Executive takes the position that the foregoing sentence applies and the Company disagrees, the Company shall have the burden of proof in any such dispute.


                           6. SUCCESSORS; ASSIGNMENT

         6.1 Successors. (a) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, heirs and legatees. If Executive should die while any amounts would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's heirs and legatees or Executive's estate, as appropriate.

               (b) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns. In addition, the Company shall require any successor or assign (whether direct or indirect, by purchase of all or substantially all of the Company's assets or capital stock, share exchange, merger, consolidation or otherwise) to (i) assume unconditionally and expressly this Agreement and (ii) agree to perform or cause to be performed all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in writing reasonably satisfactory to Executive. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

               (c) The Company shall also require all entities that control or that after the transaction will control (directly or indirectly) the Company or any such successor or assign to agree to cause to be performed all of the obligations under this Agreement, such agreement to be set forth in a writing reasonably satisfactory to Executive.

               (d) The obligations of the Company and Executive which by their nature may require either partial or total performance after the expiration of the term of the Agreement shall survive such expiration.

         6.02 Assignment by Executive. Without the consent of the Company, neither this Agreement nor any of its benefits may be assigned by Executive other than such rights or benefits as are transferred by will or the laws of descent and distribution.

                                7. MISCELLANEOUS

         7.1 Status of Other Employment Agreements. Notwithstanding any provisions thereof, this Agreement supersedes any and all prior agreements between the Company and Executive that provide for the employment of Executive or severance benefits in the event of a Change of Control of the Company, as defined therein.

         7.2 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (a) "Affiliate" (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

               (b) "Beneficial Owner" (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, or (ii) the power to dispose of, or direct the disposition of, the security.

               (c) "Person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "Person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

               (d) Unless a Change of Control results from a Business Combination (as defined in Section 4.04(c)(iii) hereof), "Post-Transaction Corporation" shall mean the Company after the Change of Control. If a Change of Control results from a Business Combination, "Post-Transaction Corporation" shall mean the corporation or other entity resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls such resulting entity, the Company or all or substantially all of the Company's assets either directly or indirectly, in which case "Post-Transaction Corporation" shall mean such ultimate parent corporation.

         7.3 Notice. Any notice permitted or required to be deemed under this Agreement by one party shall be in writing and shall be delivered by hand, overnight delivery service or U.S. registered or certified mail, postage prepaid with return receipt requested, to the other party at the address set forth opposite such party's name on the signature page hereof until notice of a change in address is delivered as provided in this Section 7.03. Notices shall be deemed to be given, in the case of (i) by hand delivery, upon receipt; (ii) overnight delivery service, on the business day after timely delivery to a recognized overnight delivery service; and (iii) U.S. mail, upon the third business day after deposit with the U.S. mail.

         7.4 Waiver. Except as expressly provided herein to the contrary, the failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         7.5 Withholding. Executive agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

         7.6 Entire Agreement. Except for the rights and obligations of the parties under the Other Agreements, this Agreement sets forth the entire
understanding   and  agreement  between  the  parties  hereto  with  respect  to
Executive's employment by the Company.

         7.7 Choice of Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Louisiana without regard to principles of conflict of laws.

         7.8 Amendment. The parties may amend this Agreement only by a written instrument signed by both parties.

         7.9 Severability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Executive and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall be valid and enforced to the fullest extent permitted by law.

         7.10 Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation, including without limitation the right to claim interest with respect to any payment not timely made hereunder.

         7.11 Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates and for which Executive may qualify, nor shall anything herein limit or otherwise restrict such rights as Executive may have under any contract or agreement with the Company or any of its Affiliates. Executive shall not be obligated to furnish a release of any rights or claims against the Company or its Affiliates as a condition of receiving benefits hereunder.

         7.12 Confidentiality. Upon receipt of the payments or benefits contemplated by Sections 5.04 or 5.05 hereof, Executive agrees to refrain for a period of three years from divulging any non- public, confidential or proprietary information concerning the Company or its Affiliates to any Person other than the Company, its Affiliates or their respective officers, directors or advisors, provided that this obligation shall lapse prior to the end of such three-year period with respect to any information that (i) is or becomes generally available to the public other than as a result of a breach of this
Section 7.12, (ii) is or becomes available to Executive on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not known by Executive to have violated any confidentiality agreement with the Company in connection with such disclosure, or (iii) is acquired or developed independently by Executive without violating this Section 7.12.

         7.13 Demand for Benefits. Unless otherwise provided herein, the payment or payments due hereunder shall be paid to Executive without the need for demand, and to a beneficiary upon the receipt of the beneficiary's address and social security number. Nevertheless, Executive or a Person claiming to be a beneficiary who claims entitlement to a benefit can file a claim for benefits hereunder with the Company. Unless otherwise provided herein, the Company shall accept or reject the claim within five business days of its receipt. If the claim is denied, the Company shall give the reason for denial in a written notice that refers to the provision of this Agreement that forms the basis of the denial. If any additional information or material is necessary to perfect the claim, the Company will identify these items in writing and explain why such additional information is necessary.

         7.14 Authority. The Company represents and warrants that (i) the amendment and restatement of this Agreement was duly authorized by the Shareholder Relations Committee of the Board and the Compensation Committee of the Board on February 21, 2000 and by the Board on February 22, 2000, and (ii) no other corporate proceedings are necessary to authorize the Company's execution, delivery and performance of this Agreement.

         7.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


         7.16 Expenses. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and other expenses (including expert witness and accounting fees) which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by Executive about the amount or timing of any payment pursuant to this Agreement) or which Executive may reasonably incur in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided under this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

CenturyTel, Inc.                          CENTURYTEL, INC.
100 Century Park Drive
Monroe, Louisiana  71203                  By:   /s/ Glen F. Post III
                                             ---------------------------------
Attention:  Glen F. Post, III             Glen F. Post III,
                                          Vice Chairman of the Board,
                                          President and Chief Executive Officer

Clarke M. Williams
P.O. Box 190
Oak Ridge, Louisiana  71264                     /s/ Clarke M. Williams
                                             ---------------------------------
                                                    Clarke M. Williams